Exhibit 99.1

Contact:
Sean K.F. Hannan, Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

TTM Announces Proposed Offering of $500 Million of Senior Notes Due 2034

SANTA ANA, Calif. – September 10, 2026 – TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”) announced today that it intends to offer, subject to market and other customary conditions, $500 million in aggregate principal amount of senior notes due 2034 (the “Notes”) in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be senior unsecured obligations of TTM and will be guaranteed by TTM’s subsidiaries that guarantee its senior secured credit facilities, including its term loan B due 2030 and its revolving credit facility (the “Revolving Credit Facility”), subject to certain exceptions.

TTM intends to use the net proceeds of the offering of the Notes, together with expected borrowings from a $300 million incremental senior secured term loan A and a $800 million incremental senior secured term loan B (collectively, the “Incremental Facilities”), to fund the purchase price for the previously announced proposed acquisition of EDS Intermediate Holding, LLC (“Epiq Solutions”), for general corporate purposes, which may include the reduction of any amounts TTM may borrow under the Revolving Credit Facility to fund the purchase price for the previously announced proposed acquisition of Swiss Technology Group AG (“STG”), and to pay related fees and expenses.

The offering of the Notes is not conditioned on the consummation of the proposed acquisition of Epiq Solutions, and the consummation of the proposed acquisition of Epiq Solutions is not conditioned upon the closing of the offering of the Notes. If the acquisition of Epiq Solutions is not consummated on or before November 15, 2026 (subject to automatic extension to May 15, 2027 in certain circumstances) (the “Outside Date”) or TTM delivers a notice in writing to the trustee stating that it has determined that the consummation of the acquisition of Epiq Solutions will not occur on or before the Outside Date, TTM will be required to redeem the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest from the issuance date of the Notes to, but excluding, the redemption date.

The Notes and the related guarantees are being offered solely to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act.

Forward-looking Statements

This release contains forward-looking statements that relate to future events. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the consummation of the offering of the Notes, the consummation of the Incremental Facilities, TTM’s ability to successfully consummate the proposed acquisition of Epiq Solutions, and potential changes in market conditions constitute forward-looking statements. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the Securities and Exchange Commission.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology products, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including printed circuit boards and substrates. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop design, engineering and manufacturing services enable customers to reduce the time required to develop new products and bring them to market.